Exhibit 10.4

                           SECOND AMENDMENT
                                  to
                            LOAN AGREEMENT

     This SECOND AMENDMENT to LOAN AGREEMENT (this Amendment) has been entered into by and between INSITUFORM TECHNOLOGIES, INC. as Borrower and NATIONSBANK, N.A. as Lender.

Recitals:

A.   Borrower and Lender are parties to that certain Loan
     Agreement effective as of August 20, 1997; as amended by Amendment No. One thereto effective as of August 30, 1997
     (collectively the "Original Loan Agreement").

B. Borrower has requested that Lender extend the Maturity Date under the Original Loan Agreement and effect certain other amendments thereto, and Lender has agreed to do so on the terms and conditions contained herein.

                               Amendment

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower and Lenders hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Loan Agreement. All references to the Agreement or the Loan Agreement in the Original Loan Agreement and in this Amendment, and in the other Loan Documents, shall be deemed to be references to the Original Loan Agreement as it is amended hereby and as it may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Each reference in the Loan Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the Loan Agreement as amended by this Amendment.

2. Conditions to Effectiveness of Amendment. This Amendment shall be effective as of September 15, 1998 (the "Amendment Effective Date"), provided that Borrower has executed and delivered to Lender an Amendment and Attachment to Note in the form of Exhibit A hereto.

3.   Amendments.

     3.1.  The first sentence of Section 6.1 of the Original Loan
     Agreement is replaced with the following:

     "Borrower shall repay the Revolving Loan and all unpaid
     accrued interest thereon on September 1, 2001."
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     3.2.  The number "$5,000,000" in clause (i) Section 3.2 of the
     Original Loan Agreement is replaced with the words
     "$10,000,000 in Dollar Equivalent Amount" and the following sentence is added at the end of Section 3.2 of the Original Loan Agreement: "If as of the last day of any fiscal quarter of Borrower the Dollar Equivalent Amount of the Letter of Credit Exposure exceeds $10,000,000 or the Dollar Equivalent Amount of the sum of the Letter of Credit Exposure plus the Revolving Loan exceeds the amount of the Revolving
     Commitment, Borrower shall either (i) provide cash collateral satisfactory to Lender, and/or (ii) if the Revolving Loan is not then zero, make a principal payment thereon, sufficient in the aggregate to cover the amount Letter of Credit
     Exposure equal to such excess."

     3.3.  The following sentence is added at the beginning of
     Section 17.1 of the Original Loan Agreement:

     "Borrower covenants and agrees that, until Final Payment (and after any reinstatement as contemplated in Section 8.4), the provisions of Sections 17.2 through 17.5 shall apply."

     3.4.  The last sentence of Section 12.1 of the Original Loan
     Agreement is amended to read as follows:

     "In the case of any conflict between such agreement and this Agreement, this Agreement shall be controlling; .and any definition of Event of Default or Default contained in such agreement shall be deemed superseded by the definitions of Event of Default and Default herein; and any requirement in such agreement to grant a security interest shall be subject to the prohibitions in Section 16.3 hereof and in Sectin 10.5 of the Note Purchase Agreement."

     3.5.  The definition of Fixed Charges in Section 17.1 of the
     Original Loan Agreement is amended to read as follows:

     'Fixed Charges' means, for any period of calculation, the sum of (i) interest expense, (ii) the sum of all scheduled principal payments on any long-term Indebtedness of Borrower (including the Revolving Loan and other current maturities of long term Indebtedness), (iii) federal, state and local income tax expense, (iv) scheduled payments on Capital Leases, and (v) dividends paid, all as accrued in such period."

     3.6.  Section 17.3 is amended to read as follows:

     "17.3 Minimum Tangible Net Worth.  Borrower's Tangible Net
     Worth as of the end of each fiscal quarter of Borrower ended after the Effective Date shall not be less than $50,000,000 plus (i) the sum of (a) 50% of net income (but not any net loss) for each fiscal quarter ended after the Effective Date
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     and (b) the amount of the net proceeds received in cash by
     Borrower in each fiscal quarter of Borrower ended after the Effective Date from the issuance of equity securities (other than in connection with any employee benefit plan or compensatory arrangement), minus (ii) the amount expended by Borrower in each fiscal quarter of Borrower ended after the Effective Date to repurchase its outstanding stock to the extent such expenditure does not cause the amount of all such expenditures after the Effective Date to exceed $15,000,000."

     3.7. The following definitions are added in Exhibit 2.1 to the Original Loan Agreement:

     "Determination Date Exchange Rate -- (i) in the case of any Letter of Credit whose face amount is denominated in an Offshore Currency, the Spot Rate of Exchange as of the date two Business Days preceding the date such Letter of Credit is to be issued, (ii) in the case of a drawing under a Letter of Credit whose face amount is denominated in an Offshore Currency, the Spot Rate of Exchange as of the date of such drawing, and (iii) in any other case in which the value in Dollars of an Offshore Currency must be determined hereunder as of any date, the Spot Rate of Exchange two Business Days preceding such date, or if such Spot Rate of Exchange cannot be determined by Lender, the rate of exchange of such Offshore Currency into Dollars as reported in the most recent edition of the Wall Street Journal.

     Dollar Equivalent Amount -- (i) with respect to any amount denominated in Dollars, such amount, or (ii) with respect to any amount denominated in an Offshore Currency, the equivalent amount in Dollars based on the applicable
     Determination Date Exchange Rate as determined by Lender.

     Offshore Currency-any currency other than Dollars.

     Spot Rate of Exchange -- the spot exchange rate determined by Lender in accordance with its usual procedures for the purchase by Lender of Dollars with such Offshore Currency at approximately 10:00 A.M. in Charlotte, North Carolina, on the applicable Business Day for determining such rate as provided herein."

4. Representations and Warranties of Borrower. Borrower represents and warrants to Lender as of the date hereof that (i) this Amendment has been duly authorized by all requisite corporate action, (ii) since the date Borrower last delivered to Lender copies of Borrower's Certificate of Incorporation and Bylaws, Borrower's Certificate of Incorporation and Bylaws have not been amended, restated or otherwise modified (except for such amendments delivered to Lender contemporaneously herewith), (iii) no consents are necessary from any third Person for Borrower's execution, delivery or performance of this Amendment which have
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not been obtained, (iv) this Amendment constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors rights generally or by the application of equity principles, (v) except as set forth in the Disclosure
Schedule attached to the Loan Agreement, as supplemented by the disclosure schedules heretofore delivered by Borrower to Lender with its Compliance Certificates and the disclosure schedule attached to this Amendment as Exhibit B, the representations and warranties in the Loan Agreement were true and correct when made and are true and correct in all material respects as of the date hereof, and (vi) there exists no Default or Event of Default under the Loan Agreement.

5. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement, any of the other Loan Documents or any existing Default or Event of Default.

6.   Reaffirmation. Borrower hereby acknowledges and confirms that
(a) the Loan Agreement and other Loan Documents remain in full force and effect, (b) Borrower has no defenses to its obligations under the Loan Agreement and the other Loan Documents, and (c) Borrower has no claim against Lender arising from or in connection with the Loan Agreement or the other Loan Documents.

7. Governing Law. This Amendment has been executed and delivered in St. Louis, Missouri, and shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

8. Section Titles. The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

9. Counterparts; Facsimile Transmissions. This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

10. Incorporation By Reference. Lender and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

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11.  Statutory Notice. The following notice is given pursuant to
Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice will be deemed to limit or modify the terms of the Loan Documents or this Amendment:

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE.
     TO PROTECT YOU (BORROWER(S)) AND US (LENDER(S)) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Borrower and Lender hereby affirm that there is no unwritten oral credit agreement between Borrower and Lender with respect to the subject matter of this amendment.


     IN WITNESS WHEREOF, this Amendment has been duly executed as of the Amendment Effective Date.


INSITUFORM TECHNOLOGIES, INC.         NATIONSBANK, N.A.
by its Senior Vice President          by its Vice President


Name: s/William A. Martin             Name: s/
    -------------------------              -------------------------

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                               EXHIBIT A

               Form of Amendment and Attachment to Note

                   AMENDMENT AND ATTACHMENT TO NOTE


This is an amendment to the Revolving Note (the Note) from Insituform Technologies, Inc. (Borrower) to NationsBank, N.A. (Lender) dated August 20, 1997, in the original principal amount of $20,000,000 and shall be attached thereto, but the failure to so attach this amendment shall not invalidate this amendment or the Note.

The date upon which the outstanding principal amount of the Note and all unpaid interest accrued thereon is fully due and payable is extended to September 1, 2001.


Executed and effective as of September 15, 1998


                           INSITUFORM TECHNOLOGIES, INC.
                           by its
                                  ----------------------------


                           Name:
                                -------------------------------


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                               EXHIBIT B

                   Supplemental Disclosure Schedule


As of September 15, 1998, the following changes to Subsidiaries should be made to item 13.18 of the Disclosure Schedule:

1. The name "Insituform Central, Inc." has been changed to "Insituform Technologies USA, Inc."

2. The equity owner of Insituform France S.A. set forth under said item should be changed from Insituform Technologies, Inc. to INA Acquisition Corp.

3. The equity owner of Insituform West, Inc. set forth under said item should be changed from INA Acquisition Corp. to Insituform Technologies, Inc.

4. INA Acquisition Corp. has acquired 80% of the equity of Video Injection S.A.R.L., organized in France.

Effective December 31, 1998, the following Subsidiaries should be deleted from item 3.18 of the Disclosure Schedule:


                                            Jurisdiction
Name of Subsidiary                          of Organization
------------------                          ---------------

E-Midsouth, Inc.                            Florida
Insituform Gulf South, Inc.                 Delaware
Insituform Mid-America, Inc.                Delaware
Insituform Midwest, Inc.                    Delaware
Insituform Missouri, Inc.                   Delaware
Insituform of New England, Inc.             Massachusetts
Insituform North, Inc.                      Delaware
Insituform de Puerto Rico, Inc.             Delaware
Insituform Rockies, Inc.                    Delaware
Insituform Southeast, Inc.                  Florida
Insituform Texark, Inc.                     Delaware
Insituform Licensees B.V., Inc.             Delaware
Insituform Plains, Inc.                     Delaware
Insituform Mar-Tech Limited                 Alberta
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                     JOINDER TO UNLIMITED GUARANTY
                      AND CONTRIBUTION AGREEMENT

     This Joinder to Unlimited Guaranty and Contribution Agreement (this "Joinder") is executed by Insituform Southwest, Inc.
(Joining Guarantor), a Delaware corporation.

                               Recitals

A. NationsBank, N.A. (Lender) has made available to Insituform Technologies, Inc. a revolving credit facility under a Loan Agreement dated effective August 20, 1997 (as the same may hereafter be renewed, extended, amended, restated, replaced or otherwise modified from time to time, the Loan Agreement), and the Loan Documents defined therein, including an Unlimited Guaranty of the full and prompt payment of all of the Loan Obligations and all costs of collection thereof (the Guaranty) and a Contribution Agreement among the parties to the Guaranty (the Contribution Agreement).

B. The Loan Agreement requires that certain Subsidiaries, as defined in the Loan Agreement, who were not original parties to the Guaranty must execute and deliver to Lender a joinder to the Guaranty satisfactory to Lender. Lender and Joining Guarantor also deem it advisable for Joining Guarantor to join in the Contribution Agreement.

C. Joining Guarantor acknowledges that it is a Subsidiary that is obligated under the terms of the Loan Agreement to execute such a joinder and that its failure to do so as required under the terms of the Loan Agreement would constitute an Event of Default under the Loan Agreement.

                               Agreement

Therefore, Joining Guarantor acknowledges and agrees as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined in this Joinder have the meanings defined in the Guaranty or the Contribution Agreement, as applicable.

2. Joinder to Guaranty. By execution of this Joinder, Joining Guarantor guaranties to Beneficiary, jointly and severally with the other Guarantors and as provided in the Guaranty, the full and prompt payment and performance of the Loan Obligations (whenever arising, including those existing on the date hereof) and all costs of collection thereof, including reasonable attorneys' fees and expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under the United
States Bankruptcy Code (collectively, as defined in the Guaranty, the Guarantied Obligations). Joining Guarantor further agrees and acknowledges that by execution of this Joinder, Joining Guarantor
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is obligated as a Guarantor under the Guaranty to the same extent as if Joining Guarantor had executed the Guaranty itself, that there is no limit on the Guarantied Obligations, that the guaranty by Joining Guarantor is a continuing, absolute and unconditional guaranty of payment and performance and not merely of collection, that Joining Guarantor's liability with respect to the Guarantied Obligations is primary, not secondary. and that, upon the occurrence of any Event of Default and at any time thereafter, Beneficiary may proceed directly against any Guarantor without first proceeding against Borrower, any other Person liable for the payment or performance of the Guarantied Obligations, or any Collateral or other security for the Guarantied Obligations. All of the terms of the Guaranty are incorporated herein by this reference. Joining Guarantor acknowledges that it has received a copy of the Guaranty, has had the opportunity to discuss it with counsel, and has read and fully understands its provisions.

3. Joinder to Contribution Agreement. Also by execution of this Joinder, Joining Guarantor agrees and acknowledges that Joining Guarantor has become a party to the Contribution Agreement and is obligated thereunder as a Contributor to the same extent as if Joining Guarantor had executed the Contribution Agreement itself.

4. Representations and Warranties. Joining Guarantor hereby makes the same representations and warranties to Beneficiary as were made by each other Guarantor in the Guaranty, but as of the date hereof.

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     This Joinder is executed and effective as of March 31, 1998.


                           Insituform Southwest, Inc.
                           By its Vice President

                           s/William A. Martin
                           ------------------------------------
                           Printed Name: William A. Martin

Accepted:                        Affholder, Inc.
NationsBank, N.A.                Insituform Central, Inc.
                                 Insituform Mid-America, Inc.
                                 Insituform Missouri, Inc.
s/Emil A. Krueger, V.P.          INA Acquisition Corp.
-------------------------        Insituform Gulf South Inc.
Printed Name: Emil A. Krueger    Insituform Midwest, Inc.
                                 Insituform of New England, Inc.
                                 Insituform North, Inc.
                                 Insituform Plains, Inc.
                                 Insituform Southeast, Inc.
                                 Insituform Texark, Inc.
                                 Insituform Rockies, Inc.
                                 Insituform West, Inc.
                                 NuPipe, Inc.
                                 United Pipeline Systems USA, Inc.


                                 By: s/William A. Martin
                                    -------------------------------

                                 Printed Name: William A. Martin
                                              ----------------------